SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2020

DAKOTA TERRITORY RESOURCE CORP

(Exact Name of Registrant as Specified in its Charter)

Nevada	Commission File Number	98-0201259
(State or other jurisdiction of incorporation or organization)	000-50191	(I.R.S. Employer Identification Number)

10580 N. McCarran Blvd., Building 115 – 208
Reno, NV 89503
(Address of Principal Executive Offices and Zip Code)

(775) 747-0667
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Dakota Territory Resources Corp. (“Company”) entered into an agreement with JR Resources Corp. (“JR”) on May 26, 2020 (“Agreement”) whereby JR agreed to loan the Company an additional $1,150,000 and the Company granted JR the right to purchase up to 142,566,667 shares of common stock (“Shares”) at $0.15 per share (approximate 64.24% on a fully diluted basis) in one or more closings on or prior to October 15, 2020 (“Termination Date”). The Agreement allows Dakota to advance its current mineral property acquisition strategy with a seasoned team of mining and exploration executives with a track record of building mines and mining companies from quality assets. The Company intends to use proceeds from this loan to acquire up to $350,000 of mineral interests or properties, up to $500,000 to conduct an airborne geophysical survey, and the balance for general corporate and working capital purposes.

Upon execution of this Agreement, JR and the Company entered into an amended and restated promissory note in the amount of $1,450,000, of which $300,000 was advanced in February 2020 and $1,150,000 to be advanced concurrently upon execution of the Agreement. The note is unsecured and bears interest at the annual rate of 0.25%, compounded annually, payable on December 31, 2021. Upon a closing of a change of control transaction with JR as a result of the purchase of Shares pursuant to the Agreement (“Change of Control Closing”), JR will be required to exercise, and will in fact be deemed to have exercised, its right to convert the principal of and accrued interest on the note into Company common stock at the rate of $0.15 per share (the common stock issued upon conversion of the note will be deemed part of the Share purchase, reducing the amount of Shares to be purchased for cash). On the maturity date, the principal amount of the note, together with any accrued but unpaid interest, will be due and payable in cash, provided that, if and to the extent that the Company does not pay this note in cash on the maturity date, then JR will be required to exercise, and will in fact be deemed to have exercised, its right to convert such unpaid portion of the note into shares of Company common stock. The conversion price is $0.15 per share through December 31, 2020 and, thereafter, the lesser of $0.15 per share and the volume weighted average price of Company common stock for the five consecutive trading days immediately preceding the date of such conversion (with a floor of $0.10 per share). The note has customary event of default provisions and, upon an event of default, JR will be required to convert the unpaid portion of the note into the shares of Company common stock, if not paid prior thereto in cash by the Company.

Subject to the terms and conditions set forth in the Agreement, JR shall have the right, prior to the Termination Date, to purchase the Shares (for a purchase price of up to $21,385,000, reduced by the amount of note converted) in one or more closings from the Company. Each closing is subject to negotiation of closing deliverables and satisfaction of closing conditions to be mutually agreed upon by the Company and JR, including agreement on how the proceeds will be utilized. In the event of a Change of Control Closing, the closing deliverables to be negotiated and mutually agreed upon include the application of the use of proceeds, negotiation of employment agreements, agreement on equity grants pursuant to an equity compensation plan to be adopted, and amended bylaws to be adopted that will govern the appointment of JR director designees. There is no assurance that closing deliverables will be agreed upon and that any closing will occur, as JR is not obligated to purchase any Shares.

JR and the Company agree to set up a technical committee to identify and pursue attractive acquisition opportunities, plan and conduct field programs, develop a framework and platform for the Company’s database, conduct data research, compile and assemble data, organize work programs to evaluate potential mineral inventories and develop long term exploration and mining strategies including capital and operating budgets.

Until the Termination Date, the Company has agreed to conduct its business in the ordinary course consistent with past practice, and without the prior consent of JR the Company shall not:

•adopt or propose any amendment to its articles of incorporation or bylaws;

•effect any equity financings in excess of $250,000, exclusive of any common stock issued upon, and any proceeds received from, the exercise of outstanding derivative securities and common stock issued upon conversion by JR of the note;

•incur any additional debt or issue any debt securities other than in the ordinary course of business;

•make any material loans or advances or assume or guarantee any obligations, except for existing financing arrangements or otherwise in the ordinary course of business;

•sell, transfer, assign, relinquish or dispose of any material asset or property; and

•other than in the ordinary course of business, modify or amend in any material respect or terminate any material contract.

If and upon a Change of Control Closing, it is contemplated that the Company board shall consist of JR designees and certain current Company directors, as Company designees, it being understood that the number of Company directors shall not exceed five, and that the number of JR designees at any given time shall be one more than the number of Company designees. In the event of any vacancy in the office of any JR designee, a majority of the remaining JR designees shall have the right to designate a replacement, and in the event of any vacancy in the office of any Company designee, a majority of the remaining Company designees shall have the right to designate a replacement, in each case to fill such vacancy. These rights will be incorporated in amended bylaws to be negotiated and mutually agreed upon. Prior to such appointment of JR director nominees, the Company shall cause a Schedule 14f-1 to be filed with the Securities and Exchange Commission (“SEC”) and mailed to the Company shareholders. It is expected that the amended bylaws shall provide for, among other things, the board composition mechanisms during the Standstill Period (as defined in the following sentence). The Standstill Period means the period ending on the earlier of (i) 18 months from a Change of Control Closing and (ii) the uplisting of the Company common stock (or the common stock of a successor-in-interest to the Company) to the NYSE or the Nasdaq Stock Market.

During the Standstill Period, JR has agreed to the following corporate governance provisions, among others:

•to not vote its Shares to remove any Company designee without the consent of a majority of the Company designees or approve a material amendment to the articles of incorporation or the amended bylaws unless approved and recommended by a majority of the Company Designees;

•JR shall vote its Shares for the election of Company designees;

•any transaction between JR or any of its affiliates, on the one hand, and the Company, on the other hand (including, without limitation, the issuance of Company capital stock or derivative securities to JR or any of its affiliates and entering into certain business combinations by and between JR, the Company and any of their respective affiliates), shall be subject to approval by the Company designees and the JR designees shall recuse themselves from voting on the approval of such transactions; and

•not to engage in proxy solicitations or certain communications (other than in connection with a sale of the Company to a third party), or acquire additional shares of Company common stock or assets of the Company, in each case without the approval of the Company designees.

The above description of the Agreement, including the amended note attached as an exhibit to the Agreement, does not purport to be complete and is qualified in its entirety by the full text of the referenced documents which are incorporated herein, attached hereto as Exhibit 10.1

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is hereby incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 is hereby incorporated herein by reference. The amended note, as well as the issuance of shares of Company common stock upon conversion of the amended note, was and shall be offered and sold in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act. The Shares, when and if issued, will be issued upon exercise of the rights granted by the Company to JR in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act. No commissions were or will be paid in connection herewith.

Item 5.01 Changes in Control of Registrant.

The information in Item 1.01 is hereby incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information in Item 1.01 is hereby incorporated herein by reference; to date, no amendment to the Company’s bylaws has been adopted.

Item 8.01 Other Events.

COVID-19 Risk

In light of the current COVID-19 pandemic, the Company included the following risk factor in this Report:

A pandemic, epidemic or outbreak of an infectious disease, such as COVID-19, may materially and adversely affect our business and operations.

In March 2020, the World Health Organization designated COVID-19 as a global pandemic. Federal, state and local governments have mandated orders to slow the transmission of the virus, including but not limited to shelter-in-place orders, quarantines, restrictions on travel, and work restrictions that prohibit many employees and contractors from going to work. Uncertainty with respect to the economic effects of the pandemic has resulted in significant volatility in the financial markets. The restrictions put in place by federal, state and local governments could delay the execution of our business plan. Furthermore, the impact of the pandemic on the global economy could also negatively impact the availability and cost of future financings.

Cautionary Note Regarding Forward-Looking Statements

This current report on Form 8-K contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, our future financial or business performance or strategies, results of operations or financial condition. These statements may be preceded by, followed by or include the words “may,” “might,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to us as of the date they were made and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. There is no assurance that any Shares will be purchased by JR pursuant to the Agreement as the right granted by the Company to JR is subject to mutual agreement upon closing deliverables and conditions and is exercisable at the sole discretion of JR. Moreover, there can be no assurance that the Company will be able to effect meaningful property acquisitions with funds from the loan or from any purchase of Shares. As a result of a number of known and unknown risks and uncertainties, including the unprecedented impact of COVID-19 pandemic on our business strategy, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Please refer to our SEC filings made by us pursuant to the Securities Exchange Act of 1934, each of which is available on the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any forward-looking statements in this current report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit Index:

Exhibit Number	Description
EX 10.1	Agreement dated May 26, 2020 by and between JR Resources Corp. and Dakota Territory Resource Corp. (amended note attached as an exhibit)
EX 99.1	Press Release dated May 27, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA TERRITORY RESOURCE CORP.

Date: May 27, 2020

By /s/ Gerald M. Aberle

Gerald M. Aberle, PRESIDENT